UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2006

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

Second Floor, 809 Manning Road, NE, Calgary, Alberta, Canada T2E 7M9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 248-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2006, Garth Braun resigned as our Chairman, Chief Executive Officer and director.

As of the same date, we appointed Ian McKinnon as our Chairman and Chief Executive Officer.

Mr. McKinnon has over thirty years of experience primarily focused in the energy sector ranging from oil field trucking to energy exploration and production. He was a director and shareholder of Norscot Ltd., a diversified holding company with interests in the energy sector. He has also held senior executive positions in oil and gas exploration companies, oil well drilling and energy transportation companies.

Family Relationships

There are no family relationships with Ian McKinnon and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Ian McKinnon has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Georgina Martin

Georgina Martin

Director

Date: October 17, 2006